EXHIBIT 5.1

ANTHONY L.G., PLLC

laura aNTHONy, esq.

GEOFFREY ASHBURNE, ESQ.*

JOHN CACOMANOLIS, ESQ.**

CHAD FRIEND, ESQ., LLM

SVETLANA ROVENSKAYA, ESQ.***

OF COUNSEL:

MICHAEL R. GEROE, ESQ, CIPP/US****

CRAIG D. LINDER, ESQ.*****

PETER P. LINDLEY, ESQ., CPA, MBA

JOHN LOWY, ESQ.******

STUART REED, ESQ.

MARC S. WOOLF, ESQ.

www.ANTHONYPLLC.com WWW.SECURITIESLAWBLOG.COM WWW.LAWCAST.COM DIRECT E-MAIL: LANTHONY@ANTHONYPLLC.COM

*licensed in CA

**licensed in FL and NY

***licensed in NY and NJ

****licensed in D.C., CA, NY and MO

*****licensed in FL, CA and NY

******licensed in NY and NJ

October 1, 2021

Simplicity Esports and Gaming Company

7000 W. Palmetto Park Rd., Suite 505

Boca Raton, Florida 33433

Re: Simplicity Esports and Gaming Company Registration Statement on Form S-1

Ladies and Gentlemen:

We are acting as counsel to Simplicity Esports and Gaming Company, a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-1, filed on October 1, 2021 (as amended, the “Registration Statement”), under the Securities Act of 1933, as amended (the “Act”), covering (i) 609,888 shares (“Conversion Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), issuable by the Company upon the conversion of principal and interest thereon of certain outstanding convertible promissory notes (“Convertible Notes”) held by selling securityholders named in the Registration Statement (“Selling Securityholders”), (ii) 2,267,897 shares (“Warrant Shares”) of Common Stock issuable by the Company upon the exercise of certain outstanding warrants (“Warrants”) held by Selling Securityholders, and (iii) the resale of 69,852 shares (“Resale Shares”) of Common Stock held by Selling Securityholders (collectively, the “Securities”).

We have examined the originals, or certified, conformed or reproduction copies, of all such records, agreements, instruments and documents as we have deemed relevant or necessary as the basis for the opinion hereinafter expressed. In all such examinations, we have assumed the genuineness of all signatures on originals or certified copies and the conformity to original or certified copies of all copies submitted to us as conformed or reproduction copies. As to various questions of fact relevant to such opinion, we have relied upon, and assumed the accuracy of, certificates and oral or written statements and other information of or from public officials, officers or representatives of the Company, and others.

Based upon the foregoing, and the laws of the State of Delaware, we are of the opinion that:

1.	The Resale Shares have been validly issued and are fully paid and non-assessable.

2.	The Warrant Shares have been duly authorized by all necessary corporate action of the Company, and, upon (i) the due execution by the Company and registration by its registrar of the Warrant Shares, and (ii) delivery and payment therefor upon exercise of the Warrants in accordance with their terms, the Warrant Shares will be validly issued, fully paid and non-assessable.

3.	The Conversion Shares issuable upon conversion of the Convertible Notes have been duly authorized by all necessary corporate action of the Company and reserved for issuance and, upon issuance and delivery as described in the Convertible Notes, will be duly and validly issued, fully paid and non-assessable.

We express no opinion with regard to the applicability or effect of the law of any jurisdiction other than, as in effect on the date of this letter, (a) the internal laws of the State of Delaware; and (b) the federal laws of the United States.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In so doing, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Sincerely yours,

/s/ Laura E. Anthony
Laura E. Anthony,
For the Firm

625 N. FLAGLER DRIVE, SUITE 600 ● WEST PALM BEACH, FLORIDA ● 33401 ● PHONE: 561-514-0936 ● FAX 561-514-0832